As filed with the Securities and Exchange Commission on June 22, 2023
Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
CARROLS RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-3804854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York	13203
(Address of Principal Executive Offices)	(Zip Code)
___________________
CARROLS RESTAURANT GROUP, INC.
2016 STOCK INCENTIVE PLAN, AS AMENDED
(Full title of the plan)
___________________
Jared L. Landaw
Vice President, General Counsel and Secretary
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
(Name and address of agent for service)
____________________
(315) 424-0513
(Telephone number, including area code, of agent for service)
____________________
Copy to:
Wayne A. Wald, Esq.
Palash I. Pandya, Esq.
Akerman LLP
1251 Avenue of the Americas, 37th Floor
New York, New York 10020
(212) 880-3800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

___________________

II-1

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 4,500,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”, and together with its subsidiaries, “we”, “our” and “us”) reserved for issuance under the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended and restated (the “Plan”), which was approved by stockholders on June 16, 2023 at the Company's 2023 Annual Meeting of Stockholders. These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-213325) on Form S-8 was filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 25, 2015 and an additional registration statement (File No. 333-260117) was filed on October 7, 2021. A description of the Plan is included in our definitive proxy statement on Schedule 14A filed on April 27, 2023, with respect to our annual meeting of stockholders held on June 16, 2023.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Carrols Restaurant Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by us with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

a.Our Annual Report on Form 10-K for the fiscal year ended January 1, 2023, filed with the Commission on March 9, 2023 (the "Annual Report");
b.Our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 27, 2023;
c.Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2023, filed with the Commission on May 11, 2023;
d.Our Current Reports on Form 8-K, filed with the Commission on January 3, 2023 (except Item 7.01 therein), January 9, 2023 (except Items 2.02 and 7.01 therein), February 28, 2023 (except Item 2.02 therein), April 13, 2023, April 28, 2023, May 11, 2023 (except Item 2.02 therein) and June 22, 2023; and
e.The description of the capital stock of the Company contained in Exhibit 4.5 of the Annual Report.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company has directors’ and officers’ liability insurance covering certain liabilities incurred by the directors and officers of the Company in connection with the performance of their respective duties.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party (other than an action by or in the right of the corporation), by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Company's amended and restated certificate of incorporation, as amended, allows for indemnification of directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's amended and restated certificate of incorporation, as amended, contains such a provision.

ITEM 8. EXHIBITS

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group Inc.'s Current Report on Form 8-K filed on May 6, 2019)

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on May 6, 2019)

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.3 to Carrols Restaurant Group, Inc.'s Annual Report on Form 10-K filed on March 13, 2020).

4.4	Amended and Restated Bylaws of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.3 to Carrols Restaurant Group Inc.'s Current Report on Form 8-K filed on May 6, 2019).

4.5	Amendment to Carrols Restaurant Group, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on May 6, 2019).

4.6
Second Amendment to Amended and Restated Bylaws of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.6 to Carrols Restaurant Group, Inc.'s Annual Report on Form 10-K filed on March 13, 2020).

4.7
Carrols Restaurant Group, Inc. Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

4.8
Carrols Restaurant Group, Inc. Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on May 6, 2019)

4.9
Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.9 to Carrols Restaurant Group, Inc.'s Annual Report on Form 10-K filed on March 13, 2020).

4.10
Form of Carrols Restaurant Group, Inc. Certificate of Retirement of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on December 3, 2018)

4.11
Form of Carrols Restaurant Group, Inc. Certificate of Retirement of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Carrols Restaurant Group Inc's Current Report on Form 8-K filed on December 27, 2022)

4.12
Certificate of Designations of Series C Convertible Preferred Stock of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 4.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on May 6, 2019)

4.13
Form of Carrols Restaurant Group, Inc. Certificate of Designation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group Inc's Current Report on Form 8-K filed on December 27, 2022)

4.14
Form of Registration Agreement by and among Carrols Restaurant Group, Inc., Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.24 to Carrols Corporation's 1996 Annual Report on Form 10-K)

4.15
Form of Amendment No. 1 to Registration Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.32 of the Company’s Registration Statement on Form S-1 (Registration No. 333-137524), as amended).

4.16	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2012).

4.17
Form of Registration Rights Agreement between Carrols Restaurant Group Inc. and Burger King Corporation (incorporated by reference to Exhibit 4.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012).

4.18
Registration Rights Registration Rights between Carrols Holdco Inc. and Cambridge Franchise Holdings, LLC (incorporated by reference to Exhibit 4.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on May 6, 2019).

4.19
Amendment No.1 to Registration Rights and Stockholders' Agreement dated as of April 1, 2021 between Carrols Restaurant Group, Inc. and Cambridge Franchise Holdings, LLC (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s Quarterly Report on Form 10-Q filed on May 13, 2021)

4.20	Description of Capital Stock (incorporated by reference to Exhibit 4.10 to Carrols Restaurant Group, Inc.’s Annual Report in Form 10-K filed on March 11, 2021).

99.1	2016 Stock Incentive Plan, as Amended and Restated (incorporated by reference to Section 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 22, 2023).+

5.1	Opinion of Akerman LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Akerman LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

107	Filing Fee Disclosure and Payments Methods*
* filed herewith
+ compensatory plan or arrangement

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
iii.To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)That, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on this 22nd day of June, 2023.

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Deborah M. Derby
Deborah M. Derby Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Deborah M. Derby and Anthony E. Hull, and each or any of them, her or his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, to execute for her or him and in her or his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Deborah M. Derby	Chief Executive Officer, President and Director (Principal Executive Officer)	June 22, 2023
Deborah M. Derby

/s/ Anthony E. Hull	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 22, 2023
Anthony E. Hull

/s/ Hannah S. Craven	Director	June 22, 2023
Hannah S. Craven

/s/ Thomas Curtis	Director	June 22, 2023
Thomas Curtis

/s/ Matthew Dunnigan	Director	June 22, 2023
Matthew Dunnigan

/s/ David S. Harris	Director	June 22, 2023
David S. Harris

/s/ Lawrence E. Hyatt	Director	June 22, 2023
Lawrence E. Hyatt

/s/ Matthew Perelman	Director	June 22, 2023
Matthew Perelman

/s/ Alexander Sloane	Director	June 22, 2023
Alexander Sloane

/s/ John Smith	Director	June 22, 2023
John Smith